UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 10, 2005



                           DECKERS OUTDOOR CORPORATION
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)


            0-22446                                   95-3015862
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   (Commission File Number)                (IRS Employer Identification No.)


     495A South Fairview Avenue, Goleta, California       93117
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         (Address of principal executive offices)       (Zip code)


Registrant's telephone number, including area code         (805) 967-7611
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                                      None
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         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 5.02.     Appointment of Officers.

         On August 12, 2005 Deckers Outdoor Corporation (the "Company") announced that Mr. Carlo Lingiardi will be appointed as President of Teva, effective August 16, 2005. A copy of the press release announcing Mr. Carlo Lingiardi's appointment, as President of the Teva Brand, is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

         Mr. Lingiardi joins Deckers from TECNICA USA, where he most recently served as Vice President and General Manager of its footwear division. In this role, Mr. Lingiardi was directly in charge of the hiking and after-ski footwear categories, coordinating the product and design team efforts in both the United States and Italy. In addition, he oversaw the entire marketing, advertising and strategic direction for the hiking and after-ski product lines, and under his leadership, the division posted double-digit sales gains and significant increases in profitability. From 2000 to 2003, Mr. Lingiardi served as Vice President of Sales and Operations for GEOX USA, Inc. In this capacity, he was instrumental in forming the U.S. division of GEOX, an Italian based footwear company. His responsibilities included hiring all sales & office personnel, developing a distribution strategy, and opening the first flagship store. Previous to that, he held the position of Marketing & Sales Manager - Key Account Leader at W.L. Gore & Associates.

         Mr. Lingiardi was not selected pursuant to any arrangement or understanding between Mr. Lingiardi or any other person. There are no family relationships between Mr. Lingiardi and the directors or executive officers of the Company.


         Mr. Lingiardi's Offer of Employment is "at will," and is for a period beginning no later than September 1, 2005. Mr. Lingiardi's Offer of Employment provides for a base salary of $185,000 per annum. For fiscal year 2006, pending approval by the Company's Board of Directors, Mr. Lingiardi will be eligible to receive a minimum potential bonus of 50% of his base salary, subject to the achievement of targets for overall performance of the Company, as well as the achievement of certain management business objectives set by the Company's Chief Executive Officer. For fiscal 2005, Mr. Lingiardi is eligible to receive a potential grant of 1,500 restricted stock units, which will vest at 25% per quarter beginning on March 31, 2009 and the number of units vested will be dependent upon the Company reaching its budgeted fiscal 2006 earnings per share goal. Mr. Lingiardi will be eligible to continue participating in the Company's restricted stock units program. Mr. Lingiardi will also be entitled to relocation benefits and will be entitled to severance pay under certain circumstances. The description of Mr. Lingiardi's Offer of Employment set forth above is qualified in its entirety by reference to the actual terms of his Offer of Employment Letter, which is attached hereto as Exhibit 10.1.


Item 9.01.     Financial Statements and Exhibits.

        (c)    Exhibits.

               Exhibit No.        Description
               -----------        -----------

                  10.1 Offer of Employment of Carlo Lingiardi, dated August 10, 2005
                  99.1            Press release, dated August 12, 2005






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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Deckers Outdoor Corporation

           Date:  August 16, 2005          /s/ M. Scott Ash
                                           M. Scott Ash, Chief Financial Officer


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